EXHIBIT 10.1(a)

Exhibit A to Employment Agreement for Warren K. Trowbridge

EXHIBIT A

TO

EMPLOYMENT CONTRACT

OF

WARREN K. TROWBRIDGE

R & J Medical Sales, Inc.

Maxxon Home Health Care, Inc.

Accu-White International, Inc.

Trusted USA Insurance, Inc.